Exhibit 99.1

Collectors Universe Exits Jewelry Grading Businesses To Focus Resources on its Collectibles Grading and Services Businesses

NEWPORT BEACH, CA – March 2, 2009 - Collectors Universe, Inc. (NASDAQ: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of high-value collectibles, today announced that it has decided to exit the business of authenticating and grading diamonds and colored gemstones, effective immediately. The Company will be continuing to license the Gemprint identification technology and related patents and has retained Howard Pomerantz to continue to manage the licensing effort.

Michael Haynes, Chief Executive Officer, stated, “We incurred impairment charges with respect to our jewelry businesses at June 30, 2008 and again at December 31, 2008, due to the severity of the economic recession and the worsening of the credit crisis in the United States and the resulting uncertainties as to the level of revenues we could expect from our jewelry businesses in future periods. The continuation and possible extension of these economic conditions has led us to conclude that it is unlikely these businesses will be able to achieve the goals we had established for them when we first acquired those companies.  As a consequence, management and the board of directors have decided to exit the jewelry businesses, which will enable us to give full attention to and focus our significant resources, energy and liquidity on our core businesses in collectibles, where we have decades of experience and a proven record of success.”

Haynes continued, “Our collectibles grading businesses are fundamentally healthy with strong market positions and positive cash flows and we are continuing to lower costs and increase efficiencies in these areas.  Importantly, the Company’s overall financial condition remains excellent.”

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value added services to the high-value collectibles markets. The Company authenticates and grades collectible coins, sports cards, autographs, stamps.  The Company also compiles and publishes authoritative information about United States and world coins, collectible sports cards and sports memorabilia, and collectible stamps. This information is accessible to collectors and dealers at the Company's web site, http://www.collectors.com, and is also published in print.

Cautionary Statements Regarding Forward Looking Information

This news release contains statements regarding our expectations, views and beliefs about our future financial performance that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may."  Due to a number of risks and uncertainties to which our business is subject, our future financial performance may differ, possibly materially, from our expected financial performance as set forth in the forward looking statements contained in this news release.  Those risks and uncertainties include, but are not limited to, the risk that the current economic recession will worsen or continue for an extended period of time or that changes in conditions in the collectibles markets in which we operate, such as a possible decline in the popularity of some high-end collectibles could reduce, possibly significantly, the volume of grading submissions to us and, therefore, the grading fees we generate; the risk that we will not succeed in growing our collectibles businesses significantly, which could limit the extent to which we will be able to improve margins and increase profits; the expenses of discontinuing the jewelry businesses, which will adversely impact, in particular, our operating results during the balance of the current fiscal year; and the seasonality of our business which can cause fluctuations in quarterly operating results and quarterly cash flows.

Additional information regarding these risks and information regarding other risks and uncertainties to which our business is subject is contained in our Annual Report on Form 10-K for our fiscal year ended June 30, 2008 and our Quarterly Report on Form 10-Q for the quarter ended December 31, 2008 which we filed with the Securities and Exchange Commission.  Due to these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release or in that Annual Report, which speak only as of their respective dates.  We also disclaim any obligation to update or revise any of the forward-looking statements as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

Contact: Joseph Wallace Chief Financial Officer Collectors Universe 949-567-1245 Email: jwallace@collectors.com